Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”) is entered to be effective as of February 11, 2016 by and among THE MCCLATCHY COMPANY, a Delaware corporation (“McClatchy”), ___________________, a wholly-owned subsidiary of McClatchy (the “Transferor”), THE MCCLATCHY COMPANY RETIREMENT PLAN (the “Plan”), and ___________________ and wholly-owned subsidiary of the Plan (the “Transferee”).

RECITALS

WHEREAS, Transferor is the owner of that certain real property and improvements located thereon commonly known as ___________________ (collectively, the “Contributed Property”). The Contributed Property is more particularly described in Exhibit “A” attached hereto and made a part hereof;

WHEREAS, the benefits under the Plan are funded through a trust, under which The Northern Trust Company is the current trustee, and for purposes of this Agreement such trust shall be treated as indistinguishable from the Plan and a constituent part of the Plan;

WHEREAS, McClatchy is obligated to contribute funds to the Plan, and in partial satisfaction of such obligation desires to cause Transferor (together with certain other subsidiaries of McClatchy) to contribute the Contributed Property (together with certain other real property) to the Plan;

WHEREAS, Transferee is intended to serve as a special purpose entity to a facilitate the transfer of the Contributed Property from Transferor to the Plan;

WHEREAS, upon the contribution of the Contributed Property to Transferee, Transferor will lease the Contributed Property from Transferee pursuant a mutually agreeable lease (the “Lease”); and

WHEREAS, in furtherance of the purposes for which Transferee was established, Transferor desires to contribute its entire interest in the Contributed Property to Transferee, all on the terms and conditions hereinafter set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

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ARTICLE 1

Contributions

1.1              Covenants. On the Closing Date (as defined below), Transferor agrees to contribute its entire interest in the Contributed Property to Transferee and Transferee agrees to accept such contribution from Transferor and to assume all obligations of Transferor relating to such contribution.

1.2  “AS IS”. Transferee agrees to accept the Contributed Property without representation or warranty from Transferor or any other person or entity, except as may be expressly set forth in this Agreement.

ARTICLE 2

Consideration

McClatchy and the Plan acknowledge and agree that in consideration for the contribution of the Contributed Property to the Transferee, McClatchy shall receive a credit in the amount of __________________________ and No/100 Dollars ($__________.00) (the “Contributed Amount”) against payments due and/or payable by McClatchy to the Plan.

ARTICLE 3

Closing

3.1              Closing Procedure. The contribution provided herein shall be consummated (the “Closing”) at a location mutually agreeable to the parties.

3.2              Closing Date. The Closing shall occur on February 11, 2016, or such other date as the parties may agree (the “Closing Date”), provided that the Closing shall not occur later than March 31, 2016 (the “Outside Closing Date”).

3.3              Title Policy. As a condition precedent to the Closing, Old Republic Title Company (“Title Company”) or such other title insurer mutually agreeable to the parties, shall have irrevocably committed to issue to Transferee, its American Land Title Association standard Owner’s Policy of Title Insurance showing fee title to the Contributed Property vested in Transferee subject only to those exceptions to title expressly approved by Transferee in its sole and absolute discretion (“Title Policy”). The Title Policy shall be issued at Transferor’s expense, with liability in an amount equal to the Contribution Amount.

3.4              Transferor Deposits. As a condition precedent to the Closing, McClatchy and Transferor shall cause to be delivered to Title Company, in a timely manner to permit the closing of the transaction contemplated hereby by the Closing Date, the following:

(a)                Duly executed and acknowledged Grant Deed, or such similar document as is typically used by Title Company in the state and county in which the Contributed Property is located, conveying Transferor’s entire interest in the Contributed Property to Transferee, reciting that title is subject to real property taxes and assessments not yet due and payable, matters ascertainable by a reasonable inspection and survey of the Contributed Property, matters of public record and any additional off-record matters approved by Transferee; and

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(b)               Any other documents or instruments reasonably required by the Title Company to consummate this transaction.

3.5              Transferee Deposits. As a condition precedent to the Closing, Transferee and the Plan shall cause to be delivered to Title Company, in a timely manner to permit the closing of the transaction contemplated hereby by the Closing Date, such documents or instruments reasonably required by the Title Company to consummate this transaction.

3.6              Lease. As a condition precedent to the Closing, each of Transferor and Transferee shall have executed and delivered to the other party a counterpart of the Lease, provided that such Lease shall not be deemed effective unless and until the Closing occurs.

3.7              Further Assurances. Each of Transferor, Transferee, McClatchy and the Plan, at any time and from time to time after the Closing, shall execute, acknowledge where appropriate and deliver such further instruments and documents and to take such other action as the other of them may reasonably request in order to carry out the intent and purpose of this Agreement. The provisions of this Section 3.7 shall survive the Closing.

ARTICLE 4

Closing Costs

McClatchy shall pay (a) all escrow fees and costs, (b) any document recording charges, (c) documentary taxes charged as a result of the transaction described herein, (d) all transfer taxes and fees, and (e) all other costs and expense of escrow and title. Each of McClatchy (on behalf of itself and the Transferor) and the Plan (on behalf of itself and Transferee) shall be responsible for their respective legal fees incurred with regard to entering into this Agreement.

ARTICLE 5

Representations and Warranties

5.1              Transferee Representations and Warranties. Transferee represents and warrants to Transferor as follows:

(a)                Transferee is a limited liability company, duly organized under the laws of the State of ___________________ with full right, power and authority to fulfill all of its obligations hereunder or as herein contemplated.

(b)               The execution and delivery by Transferee of this Agreement and the consummation by Transferee of the transactions contemplated by this Agreement have been duly authorized by all requisite action of Transferee and no other action or approval is required to enable Transferee to consummate the transactions contemplated by this Agreement.

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5.2              Transferor Representations and Warranties. Transferor represents and warrants to Transferee as follows:

(a)                Transferor is a corporation, duly organized under the laws of the State of ___________________ with full right, power and authority to fulfill all of its obligations hereunder or as herein contemplated.

(b)               The execution and delivery by Transferor of this Agreement and the consummation by Transferor of the transactions contemplated by this Agreement have been duly authorized by all requisite action of Transferor and no other action or approval is required to enable Transferor to consummate the transactions contemplated by this Agreement.

ARTICLE 6

Leases/Contracts

6.1              Assignment of Leases. Transferor hereby absolutely and presently conveys, transfers, assigns and sets over unto Transferee all leases and licenses, if any, upon the Contributed Property or any portion thereof, together with any modifications, renewals, extensions, substitutions, replacements and/or rearrangements thereof and together with all rents, issues, income and profits due or to become due therefrom and the cash proceeds therefrom; provided, however, that so long as Transferor shall not have committed any default under the Lease beyond any applicable notice and cure period, Transferor will have a license to collect all rents from the leases and licenses and to retain, use and enjoy the same.

6.2 Contracts. Transferor hereby acknowledges and agrees that, unless expressly set forth in this Agreement, Transferor is not assigning, and Transferee is not assuming, any service, maintenance or other contracts relating to the use, maintenance and operation of the Contributed Property or any portion thereof (collectively, the “Contracts”). As such, Transferor shall solely remain bound by Transferor’s obligations under the Contracts.

ARTICLE 7

Miscellaneous

7.1 Notices. All notices, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if hand delivered; (b) one (1) business day after delivery to any nationally recognized overnight courier service for next business day delivery, fee prepaid; (c) one (1) business day after facsimile transmission, with transmission verified and a hard copy of the transmission promptly sent by U. S. Mail; or (d) three (3) days after deposit with the United States Postal Service as registered or certified mail, postage prepaid, and in each case addressed to the addresses set forth below, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph.

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Transferor or McClatchy:

___________________

c/o The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Attention: R. Elaine Lintecum

Telephone: 916-321-1834

Facsimile: 916-321-1869

With a copy to:

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Attention: Chad O’Neal Muilenburg, Esq.

Telephone: 916-321-1908

Facsimile: 916-326-5586

Transferee or the Plan:

___________________

c/o WhiteStar Advisors LLC

902 Clint Moore Road, Suite 104

Boca Raton, Florida 33487

Attention: James E. Bishop

Telephone: (561) 999-9949

Facsimile: (561) 999-9948

7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

7.3 Amendments. Except as otherwise provided herein, this Agreement may not be changed, modified, supplemented or terminated, except by an instrument executed by the party hereto which is or will be affected by the terms of such change, modification, supplement or termination.

7.4 Waiver. No waiver by any party hereto of any failure or refusal by any other party hereto to comply with its obligations hereunder shall not be deemed a waiver of any other or subsequent failure or refusal to so comply. Any party hereto may waive compliance by any other party, the other with respect to any of the other’s agreements or obligations set forth herein.

7.5 Brokers. Each of Transferor and McClatchy represents and warrants to Transferee and the Plan that neither Transferor nor McClatchy has dealt with any real estate broker, firm, salesperson or other similar person or entity in connection with the transactions contemplated by this Agreement. Each of Transferee and the Plan represents and warrants to Transferor and McClatchy that neither Transferee nor the Plan has dealt with any real estate broker, firm, salesperson or other similar person or entity in connection with the transactions contemplated by this Agreement.

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7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its interest under this Agreement without the prior written consent of all other parties. Any purported assignment in violation of this Section 7.6 shall be null and void.

7.7 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

7.8 Governing Law. This Agreement has been made pursuant to and shall be governed by the laws of the State of California.

7.9 Consent to Jurisdiction. THE PARTIES IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN SACRAMENTO, CALIFORNIA. EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN SACRAMENTO COUNTY, CALIFORNIA, WAIVES PERSONAL SERVICE OF PROCESS UPON SUCH PARTY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

7.10 Conduct of Business. From the date hereof through the Closing Date, Transferor shall cause the Contributed Property to be maintained in the ordinary course of business consistent with past practices; provided, however, that nothing contained in this Section shall be construed as requiring Transferor to undertake or cause to be undertaken major repair or improvement in respect of the Contributed Property.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Transferor:

___________________, a ___________________

By:
R. Elaine Lintecum, Vice President, Assistant Secretary and Treasurer

Date: February 11, 2016

McClatchy:

THE MCCLATCHY COMPANY, a Delaware corporation

By:
R. Elaine Lintecum, Vice President – Finance and CFO
Date: February 11, 2016

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Plan:

THE MCCLATCHY COMPANY RETIREMENT PLAN

By: WhiteStar Advisors, LLC, its investment
manager

By:
Name: James E. Bishop
Title: Managing Director
Date: February 11, 2016

Transferee:

___________________,
a ___________________

By: WhiteStar Advisors, LLC, as its Non-Member
Manager

By:
Name: Joseph Arndt
Title: Senior Vice President
Date: February 11, 2016

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EXHIBIT A

Contributed Property

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